                            (PROFIT DOMESTIC CORPORATION)

                              ARTICLES OF INCORPORATION

                                          OF

                                 KEIPER U.S.A., INC.
                                (Name of Corporation)

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as follows:

                                      ARTICLE I.

The name of the corporation is   KEIPER U.S.A., INC.

                                     ARTICLE II.

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan, including but not limited to that of a manufacturing, sales and distribution business.

                                     ARTICLE III.

         (Use the following if the shares are to consist of one class only.)

The total authorized capital stock is:

     (1)  Common shares   500   Par Value   $1,000.00   per share
                    (No. of Shares)

OR   (2)  Common shares             without par value.
                       (No. of Shares)

     (3) A statement of all or any of the relative rights, preferences and limitations of the shares is as follows: All shares of common stock have equal rights.

                                     ARTICLE IV.

                               [Intentionally deleted.]

                                      ARTICLE V.

The address of the initial registered office is:
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6735 TELEGRAPH ROAD, SUITE 145, BIRMINGHAM            Michigan  48010
---------------------------------------------                 ----------
(No. and Street)               (Town or City)                 (Zip Code)

The mailing address of the initial registered office is (need not be completed unless different from the above address):

______________________________________________________________________________
  (No. and Street)                                (Town or City)     (Zip Code)

The name of the initial resident agent at the registered office is:

ROBERT J. MACHUS
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                                     ARTICLE VI.

The name(s) and address(es) of the incorporator(s) are as follows:

     NAME                     RESIDENCE OR BUSINESS ADDRESS

ROBERT J. MACHUS              6735 TELEGRAPH ROAD, SUITE 145
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                              BIRMINGHAM, MICHIGAN 48010
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OPTIONAL (Delete Article VII if not applicable.)

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                    ARTICLE VIII.

(Here insert any desired additional provisions authorized by the Act.)

Pursuant to the Business Corporation Act, as amended, there shall be no board of directors and all the business of the corporation, including but not limited to the election of all officers, shall

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be managed by all of the shareholders and this provision shall be noted
conspicuously on the face of every certificate for shares issued by the corporation. Pursuant to the Business Corporation Act, as amended, any action required or permitted by said Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the holders of the outstanding stock entitled to vote thereon. The corporation may not issue or deliver unissued or treasury shares, option rights, or securities having conversion or option rights, without first offering them to existing shareholders.

In accordance with the purposes and aims of the Michigan Business Corporation Act, as amended, the shareholders, officers and other authorized agents of the corporation shall enjoy the maximum power and flexibility permitted under said Act and other applicable laws so as to promptly and efficiently accomplish its corporate purposes and manage its operations and activities as easily and simply as possible with a minimum of formal meetings and procedures.


IN WITNESS WHEREOF, the undersigned, the incorporator(s) of the above-named corporation, has (have) hereunto signed these Articles of Incorporation on this 10TH day of MAY , 19 76 .


____________________________________    ____________________________________
/s/ Robert J. Machus
6735 Telegraph Road, Suite 145
Birmingham, Michigan 48010

____________________________________    ____________________________________


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                          (FOR USE BY DOMESTIC CORPORATIONS)
                           CERTIFICATE OF AMENDMENT TO THE
                              ARTICLES OF INCORPORATION


The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1.   The name of the corporation is   KEIPER U.S.A., INC.

2.   The location of the registered office is   6735 TELEGRAPH ROAD, SUITE 145,
                                                   (No. and Street)
     BIRMINGHAM,    Michigan    48010.
     (Town or City)          (Zip Code)

3. The following amendment to the Articles of Incorporation was adopted on the 5TH day of DECEMBER, 1977. (Check one of the following)

     ( ) by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

     ( ) by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

     (X) by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.

Resolved, that Article III of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)

                                     ARTICLE III

     The total authorized capital stock is:

     (1)  Common shares   2,000   Par Value   $1,000.00 PER SHARE

     OR (2)    Common shares __________________ without par value.

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     (3)  A statement of all or any of the relative rights, preferences and limitations of the shares is as follows: All shares of common stock have equal rights.





                              KEIPER U.S.A., INC.
                              (Corporate Name)

                              By: /S/ FRED W. BUSCH, PRESIDENT
                              -------------------------------------------------
                              (Signature of President, Vice-President, Chairman
                                or Vice-Chairman)

                              __________________________________________
                                   (Type or Print Name and Title)

Signed this 1ST day of DECEMBER, 1977.
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                          (FOR USE BY DOMESTIC CORPORATIONS)
                           CERTIFICATE OF AMENDMENT TO THE
                              ARTICLES OF INCORPORATION

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

1.   The name of the corporation is   KEIPER U.S.A., INC.  .

2.   The location of the registered  office is

     1101 SECURITY NATIONAL BANK BUILDING, BATTLE CREEK  Michigan 49017.
     (No. and Street)                      (Town or City)        (Zip Code)

3. The following amendment to the Articles of Incorporation was adopted on the 1ST day of SEPTEMBER, 1980: (Check one of the following)

     ( ) by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

     ( ) by written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

     (X) by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act 284, Public Acts of 1972, as amended.

Resolved, that Article VIII of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)

                                    ARTICLE VIII.

     Pursuant to the Business Corporation Act, as amended, there shall be no board of directors and all the business of the corporation, including but not limited to the election of all officers, shall be managed by all of the shareholders and this provision shall be noted conspicuously on the face of every certificate for shares issued by the corporation. Pursuant to the Business Corporation Act, as amended, any action required or permitted by said Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the holders of the outstanding stock entitled to vote thereon. The corporation may not issue or deliver unissued or treasury shares, option rights, or securities having conversion or option rights, without first offering them to existing shareholders.

     In accordance with the purposes and aims of the Michigan Business Corporation Act, as amended, the shareholders, officers and other authorized agents of the corporation shall enjoy the maximum power and flexibility permitted under said Act and other applicable laws so as to promptly and efficiently accomplish its corporate purposes and manage its operations and activities as easily and simply as possible with a minimum of formal meetings and procedures.


                              Signed this 9TH day of SEPTEMBER, 1980.

                              KEIPER U.S.A., Inc.

                              By:
                                 ---------------------------------------
                                   (Signature of President, Vice-President,
                                   Chairperson or Vice-Chairperson)

                              /s/  RAINER THIEME, PRESIDENT
                                 ---------------------------------------
                                   (Type or Print Name and Title)

                               CERTIFICATE OF AMENDMENT
                                        TO THE
                              ARTICLES OF INCORPORATION

                                          OF

                                 KEIPER RECARO, INC.


     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1.   NAME.  The present name of the corporation is:  Keiper Recaro, Inc.

     2.   CID.  The corporation's corporation identification number (CID) is:
          064-517.

     3. REGISTERED OFFICE. The location of its registered office is: 400 Renaissance Center, 35th Floor, Detroit, Michigan 48243.

     4. AMENDMENTS. Article I of the Articles of Incorporation is deleted and amended to read in its entirety as follows:

                                      "Article I
                                         Name

          The name of the corporation is:  ATWOOD AUTOMOTIVE, INC."

     5. ADOPTION. The foregoing amendment to the Articles of Incorporation was duly adopted on the 28TH day of March, 1990. The amendment was duly adopted by the written consent of ALL the shareholders entitled to vote in accordance with Section 407 of the Act.

                              Signed this 29TH day of March, 1990


                              KEIPER RECARO, INC.


                              By:   /s/ Hans Milobinski, President
                                  --------------------------------------